UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, Rock Creek Pharmaceuticals, Inc. (the “Company”) appointed Benjamin M. Dent as the Company’s new Chief Financial Officer and Vice President of Operations effective as of February 1, 2015. Mr. Dent will replace Park A. Dodd, III, the Company’s current Chief Financial Officer, Treasurer, and Secretary, who has informed the Company that he will retire effective January 30, 2015. Mr. Dent, who is currently a member of the Board of Directors of the Company (the “Board”) and the chair of the Board’s Audit Committee, has resigned from the Board effective as of his appointment as Chief Financial Officer and Vice President of Operations. The Board intends to immediately commence a search for a new independent director to replace the vacancy being left by Mr. Dent’s transition. In addition to serving as Chief Financial Officer and Vice President of Operations, Mr. Dent will also serve as the Company’s Secretary and Treasurer.

Mr. Dent, age 64, has served as a member of the Company’s board of directors since December 2013. Mr. Dent has held leadership positions with a number of public and privately-held companies across business sectors. From October 2014 through January 2015, Mr. Dent has served as the Chief Financial Officer of Yargus Manufacturing, Inc., a privately held manufacturer of agricultural distribution systems primarily geared toward the fertilizer industry. From 2012 to 2013, Mr. Dent served as Chief Financial Officer of SADAR 3D, which was an early stage company focused on developing new 3D imaging technology. Mr. Dent also served, from 2011 to 2012, as Senior Vice President and Chief Financial Officer for Carbolytic Materials Company, a manufacturer of carbon black alternative products. From 2010 to 2011, Mr. Dent served as Chief Executive Officer for PBM Consulting, which is now known as The Dent Consulting Group LLC. Mr. Dent now serves as President of The Dent Consulting Group LLC, through which Mr. Dent provides advisory and consulting services to money managers, executives, and companies. In addition, from 2005 to 2009, Mr. Dent served as Vice President and Chief Financial Officer of Moark, LLC, a company that produces, markets and distributes eggs and provides merchandising, management, and product development services. From 1997 to 2001, Mr. Dent held senior leadership and accounting positions with Solutia, Inc., a manufacturer of chemical-based materials, and Capsugel, a business unit of Pfizer, Inc., and acted as a management consultant for Lehman Brothers Investment Management Portfolio Company. Mr. Dent received his undergraduate degree and MBA from the University of South Carolina and is a Certified Management Accountant.

 Mr. Dent has extensive experience in finance, accounting and capital funding for both private and public companies, including acting as a Chief Financial Officer. This experience will be particularly important as the Company implements strategies to finance its pharmaceutical development efforts.

There is no arrangement or understanding between Mr. Dent and any other person pursuant to which Mr. Dent was selected as an officer of the Company, and there are no transactions in which Mr. Dent has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of an offer letter dated January 12, 2015, Mr. Dent will be employed on an at-will basis with a starting salary of $180,000 per year, subject to review and adjustment by the Board from time to time. In addition, Mr. Dent will be eligible to receive a bonus of up to 30% of his yearly base salary, which will be based on criteria to be agreed to by the Company’s Chief Executive Officer, the Compensation Committee of the Board, and Mr. Dent no later than March 31, 2015. Mr. Dent will also be entitled to receive health insurance, sick pay, vacation time and other benefits made available by the Company to its employees generally in accordance with the Company’s policies. Mr. Dent’s opportunity to participate in the Company’s stock option program will be determined in the future by the Board or its Compensation Committee. Under the offer letter, the Company has also agreed to pay Mr. Dent’s reasonable relocation expenses, including certain temporary housing and airfare expenses and up $20,000 of physical moving expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: January 15, 2015